EXHIBIT 99.1

Greg Parker
Investor Relations
210/220-5632
or
Renee Sable
Media Relations
210/220-5416
FOR IMMEDIATE RELEASE
July 23, 2003

CULLEN/FROST REPORTS SECOND QUARTER
RESULTS AND TIMING OF EARNINGS CONFERENCE CALL

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE: CFR) today reported second quarter 2003 earnings of $.65 per diluted common share, up 6.6 percent from $.61 per diluted common share a year earlier and a 10.2 percent increase over the $.59 per diluted common share earned during the first quarter of 2003. Net income for the second quarter this year was $34.2 million, a 4.8 percent increase over the $32.7 million reported for the second quarter of 2002.

For the second quarter of 2003, non-interest income was $55.2 million, an increase of 5.9 percent over the $52.1 million reported for the same quarter in 2002, with service charges on deposits up 11.1 percent to $21.8 million from the $19.6 million reported a year earlier. Average deposits for the quarter grew to $7.6 billion, an increase of 12.6 percent from the $6.7 billion in the second quarter of 2002. Average loans for the quarter were $4.5 billion, compared to $4.6 billion for the previous year's second quarter.

"I am extremely pleased to report such good results for the second quarter, especially in light of the low interest rate environment" said Dick Evans, chairman and CEO of Cullen/Frost. "Our solid performance in the second quarter reflects continued success in growing fee income, controlling expenses and maintaining stable asset quality. The growth in fee income was led mainly by service charges and insurance commissions, which helped to offset margin compression. Overall, fee income as a percentage to total revenue was 41 percent, a good indication of our strengths in this area."

"While net interest income continues to be impacted by continued margin pressure from the low rate environment, our strong deposit base, combined with our diversified fee income, positions us well for growth as the economy strengthens," Evans continued. "The dedication and focus of our staff, who were largely responsible for these results, give me reason for optimism about the future."

Return on average assets and equity for the second quarter of 2003 were 1.41 percent and 18.72 percent respectively, compared to 1.62 percent and 20.89 percent for the same quarter last year.

Earnings per share for the first six months of 2003 were $1.25 per diluted common share, up 10.6 percent from $1.13 per diluted common share reported for the first six months of 2002. Net income for the first six months of 2003 was $65.1 million compared to $60.4 million for the same period in 2002. Net interest income on a taxable equivalent basis for the six months of 2003 was $159.5 million, compared to $158.9 million reported for the same period in 2002. For the first six months of this year, non-interest income increased to $107.2 million, a 6.5 percent increase over the $100.6 million reported for the same period in 2002. Non-interest expense increased 4.3 percent over the same period a year earlier, primarily due to increases in salaries and benefits. For the six months ended June 30, 2003, the provision for possible loan losses was $7.0 million compared to $12.2 million for the same period last year.

During the quarter, the company announced that it would move into a new landmark office building in downtown Austin, to be called Frost Bank Tower. The move will allow the company's Austin Region's banking, insurance and financial management operations to be located in one building. The company also began construction on a new financial center in Round Rock in Williamson County, just north of Austin and opened a new location in Northeast Tarrant County. Additionally, at the start of the second quarter the company announced the acquisition of another insurance agency, Fort Worth-based Brokers Insurance Designs.

Noted financial data for the second quarter of 2003 follows:

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Net interest income on a taxable equivalent basis was $80.0 million during the second quarter of 2003, compared to $80.8 million for the same quarter last year. This slight drop was impacted by continued margin pressure as a result of decreasing interest rates. However, most of the decrease from the second quarter last year was mitigated by strong earning asset growth, which was up 18.5 percent. This asset growth was funded in part by a 12.6 percent growth in average deposits. In addition, during the quarter the company continued to take advantage of $600 million in average short-term secured borrowings known as dollar rolls. Dollar rolls were used by the bank to borrow short term funds at a near zero interest rate, which were in-turn invested in Federal Funds thereby increasing net interest income and earning assets. The use of these dollar rolls resulted in 21 basis points of reduction in the net interest margin during the second quarter of 2003. The net interest margin was 3.95 for the second quarter of 2003, compared to 4.72 a year earlier.

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Non-interest income for the second quarter of 2003 totaled $55.2 million, compared to $52.1 million reported a year earlier. Fueling this growth were increases in service charges on deposits and insurance commissions. For the quarter, there was an 11.1 percent increase in service charges on deposits, which went from $19.6 million for the second quarter of 2002 to $21.8 million this quarter. This increase was due to higher retail overdrafts and commercial activity. Insurance commissions increased by 18.0 percent, from $5.5 million to $6.5 million, due to a strong sales effort, a small acquisition and the impact of the tight insurance market for certain products. Income from trust fees was $12.2 million for the second quarter, up from the $12.1 million reported a year earlier and up $1.3 million from the first quarter this year. Gains on the sale of student loans were $1.6 million during the second quarter of 2003 compared to $2.6 million for the same period last year.

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Non-interest expense was $80.2 million, a 3.4 percent increase over the $77.6 million reported for the second quarter of 2002. An increase in salaries and employee benefits represents the majority of the increase in expenses from last year. This increase reflects the lifting of a salary freeze that had been in place for most of 2002, along with an increase in insurance commissions, which are tied to compensation. Employee benefits were up over the same period due mainly to higher retirement related costs. When compared to the first quarter of 2003, non-interest expense was down $.9 million, or 1 percent.

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For the second quarter of 2003, the provision for possible loan losses was $3.4 million, and matching net charge-offs of $3.4 million. The provision for loan losses for the second quarter of 2002 was $5.4 million, compared to net charge-offs of $4.1 million. At June 30, 2003, the allowance for possible loan losses as a percentage of period-end loans was 1.87 percent, compared to 1.75 percent at the same date last year. Non-performing assets at June 30, 2003 were $43.6 million, compared to $48.1 million at the end of last quarter and $33.8 million at June 30, 2002.

Cullen/Frost Bankers, Inc. will host a conference call on July 23, 2003 at 10:00 a.m. Central Daylight Time (CDT) to discuss the results for the second quarter. The media and other interested parties are invited to access the call in a "listen only" mode at 800-223-9488. Digital playback of the conference call will be available after 11:00 a.m. CDT until midnight Sunday, July 27, 2003 at (domestic) 800-839-3617 or (international) 402-220-2975. The call will also be available by webcast at the following URL and available for playback after 2:00 p.m. CDT: www.frostbank.com, go to "About Frost" on the top navigation bar, then click on Investor Relations.

Cullen/Frost Bankers, Inc. is a financial holding company, headquartered in San Antonio, with assets exceeding $10 billion at June 30, 2003. Frost Bank operates 78 financial centers across Texas in Austin, Boerne, Corpus Christi, Dallas, Fort Worth, Galveston, Harlingen, Houston, McAllen, New Braunfels, San Antonio and San Marcos. The corporation provides a full range of commercial and consumer banking products, investment and brokerage services, insurance products and investment banking services. Founded in 1868, Frost is the largest Texas-based bank, helping Texans with their financial needs during three centuries. Cullen/Frost Bankers' stock is traded on the New York Stock Exchange under the symbol CFR.

Forward-Looking Statements and Factors that Could Affect Future Results

   Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Corporation's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans and objectives of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

   Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

w	Local, regional and international economic conditions and the impact they may have on the Corporation and its customers and the Corporation's assessment of that impact.
w	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
w	The effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board.
w	Inflation, interest rate, market and monetary fluctuations.
w	Political instability.
w	Acts of war or terrorism.
w	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
w	Changes in consumer spending, borrowings and savings habits.
w	Technological changes.
w	Acquisitions and integration of acquired businesses.
w	The ability to increase market share and control expenses.
w	Changes in the competitive environment among financial holding companies.
w	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Corporation and its subsidiaries must comply.
w	The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard setters.
w	Changes in the Corporation's organization, compensation and benefit plans.
w	The costs and effects of litigation and of unexpected or adverse outcomes in such litigation.
w	Greater than expected costs or difficulties related to the integration of new lines of business.
w	The Corporation's success at managing the risks involved in the foregoing items.

   Forward-looking statements speak only as of the date on which such statements are made. The Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	2003				2002

	2nd Qtr		1st Qtr		4th Qtr		3rd Qtr		2nd Qtr

CONDENSED INCOME STATEMENTS

Net interest income		$78,734		$78,174		$78,581		$79,003		$79,544
Net interest income(1)		80,036		79,477		79,917		80,225		80,764
Provision for possible loan losses		3,446		3,600		4,500		5,850		5,396
Non-interest income
Trust fees		12,206		10,865		11,609		11,666		12,073
Service charges on deposit accounts		21,752		21,104		20,705		19,720		19,585
Insurance commissions		6,536		6,947		6,307		7,250		5,537
Other charges, commissions and fees		4,440		3,649		3,847		4,176		5,005
Net gain on securities transactions		--		--		--		--		88
Other		10,261		9,408		7,210		7,621		9,851

Total non-interest income		$55,195		$51,973		$49,678		$50,433		$52,139

Non-interest expense
Salaries & wages		35,523		36,497		34,831		35,888		33,974
Employee benefits		9,420		10,591		9,034		8,372		8,473
Net occupancy		7,372		7,070		7,008		7,202		7,326
Furniture & equipment		5,395		5,459		5,783		5,495		5,545
Intangible amortization		1,380		1,685		1,735		1,736		1,735
Other		21,126		19,769		21,025		19,351		20,506

Total non-interest expense		$80,216		$81,071		$79,416		$78,044		$77,559

Income from continuing operations before income taxes		50,267		45,476		44,343		45,542		48,728
Income taxes		16,034		14,606		14,189		14,760		15,651

Income from continuing operations		$34,233		$30,870		$30,154		$30,782		$33,077
Loss from discontinued operations, net of tax		--		--		--		(4,320)		(424)

Net income		$34,233		$30,870		$30,154		$26,462		$32,653

PER SHARE DATA

Income from continuing operations - basic	$	..67	$	..60	$	..59	$	..60	$	..65
Income from continuing operations - diluted		..65		..59		..58		..59		..62
Net income - basic		.67		.60		.59		.52		.64
Net income - diluted		.65		.59		.58		.51		.61
Cash dividends		.24		.22		.22		.22		.22
Book value		14.57		13.99		13.72		13.45		12.70

OUTSTANDING SHARES

Period-end shares		51,464		51,347		51,295		51,050		51,020
Weighted-average shares - basic		51,307		51,239		51,217		50,924		51,120
Dilutive effect of stock compensation		1,046		962		1,147		1,444		2,436
Weighted-average shares - diluted		52,353		52,201		52,364		52,368		53,556
SELECTED ANNUALIZED RATIOS

Income from continuing operations ROA		1.41%		1.33%		1.35%		1.47%		1.64%
Return on average assets		1.41		1.33		1.35		1.26		1.62
Income from continuing operations ROE		18.72		17.63		17.15		18.30		21.17
Return on average equity		18.72		17.63		17.15		15.73		20.89
Net interest income to average earning assets(1)		3.95		4.10		4.41		4.56		4.72

(1) Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2003		2002

	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$4,455	$4,534	$4,516	$4,512	$4,588
Earning assets	8,118	7,811	7,250	6,995	6,851
Total assets	9,769	9,428	8,871	8,319	8,090
Private deposits	7,181	6,941	6,863	6,480	6,349
Public funds	384	402	389	372	371
Total deposits	7,565	7,343	7,252	6,852	6,720

Period-End Balance:
Loans	$4,462	$4,511	$4,519	$4,569	$4,498
Earning assets	8,445	8,084	7,710	7,253	6,713
Goodwill and intangible assets	118	119	119	121	123
Total assets	10,030	9,821	9,552	8,782	8,242
Total deposits	7,902	7,754	7,628	7,300	6,841
Shareholders' equity	750	718	704	687	648
Adjusted shareholders' equity(1)	717	692	671	649	630

ASSET QUALITY

($ in thousands)
Allowance for possible
loan losses	$83,410	$83,410	$82,584	$81,500	$78,577
as a percentage of
Period-end loans	1.87%	1.85%	1.83%	1.78%	1.75%

Net charge-offs:	$3,446	$2,774	$3,416	$2,927	$4,119
As a percentage of
average loans	.31%	.25%	.28%	.26%	.36%

Non-performing assets:
Non-accrual	$37,153	$39,100	$34,861	$37,963	$30,089
Foreclosed assets	6,403	9,009	8,047	2,157	3,667

Total	$43,556	$48,109	$42,908	$40,480	$33,756
As a percentage of:
Total assets	.43%	.49%	.45%	.46%	.41%
Total loans plus
foreclosed assets	.97	1.06	.94	.88	.74

CONSOLIDATED CAPITAL RATIOS

Tier 1 Risk-Based
Capital Ratio	11.11%	10.78%	10.46%	10.57%	10.59%
Total Risk-Based
Capital Ratio	14.79	14.48	14.16	14.34	14.44
Leverage Ratio	7.10	7.31	7.25	7.65	7.58
Equity to Assets Ratio	7.48	7.07	7.37	7.82	7.86

(1) Shareholders' equity excluding other comprehensive income.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	Six Months Ended
	June 30

	2003	2002

CONDENSED INCOME STATEMENTS

Net interest income	$156,908	$156,449
Net interest income(1)	159,513	158,890
Provision for possible loan losses	7,046	12,196
Non-interest income
Trust fees	23,071	24,188
Service charges on deposit accounts	42,856	37,992
Insurance commissions	13,483	11,143
Other charges, commissions and fees	8,089	8,837
Net gain securities transactions	-	88
Other	19,669	18,350

Total non-interest income	$107,168	$100,598

Non-interest expense
Salaries & wages	72,020	68,508
Employee benefits	20,011	17,208
Net occupancy	14,442	14,673
Furniture & equipment	10,854	11,319
Intangible amortization	3,065	3,612
Other	40,895	39,362

Total non-interest expense	$161,287	$154,682

Income from continuing operations, before income taxes	95,743	90,169
Income taxes	30,640	28,872

Income from continuing operations	$65,103	$61,297
Loss from discontinued operations, net of tax	-	(927)

Net income	$65,103	$60,370

PER SHARE DATA

Income from continuing operations - basic	$1.27	$1.20
Income from continuing operations - diluted	1.25	1.15
Net income - basic	1.27	1.18
Net income - diluted	1.25	1.13
Cash dividends	.46	.435
Book value	14.57	12.70

OUTSTANDING SHARES

Period-end common shares	51,464	51,020
Weighted-average shares - basic	51,273	51,186
Dilutive effect of stock compensation	1,007	2,228
Weighted-average shares - diluted	52,280	53,414

SELECTED ANNUALIZED RATIOS

Income from continuing operations ROA	1.37%	1.53%
Return on average assets	1.37	1.51
Income from continuing operations ROE	18.19	19.95
Return on average equity	18.19	19.65
Net interest income to average earning assets(1)	4.02	4.70

(1)	Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	Six Months Ended
	June 30

	2003	2002

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$4,495	$4,561
Earning assets	7,965	6,798
Total assets	9,601	8,083
Private deposits	7,062	6,350
Public funds	393	384
Total deposits	7,455	6,734

Period-End Balance:
Loans	$4,462	$4,498
Earning assets	8,445	6,713
Intangible assets	118	123
Total assets	10,030	8,242
Total deposits	7,902	6,841
Shareholders' equity	750	648
Adjusted shareholders' equity(1)	717	630

ASSET QUALITY

($ in thousands)
Allowance for possible loan losses	$83,410	$78,577
As a percentage of period-end loans	1.87%	1.75%

Net charge-offs:	$6,220	$6,500
As a percentage of average loans	.28%	.29%

Non-performing assets:
Non-accrual loans	$37,153	$30,089
Foreclosed assets	6,403	3,667

Total	$43,556	$33,756
As a percentage of:
Total assets	.43%	.41%
Total loans plus foreclosed assets	.97	.74

(1)	Shareholders' equity excluding other comprehensive income.